Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 30, 2006, except for the stock split discussed in paragraph 2 to Note 1 to the consolidated financial statements, as to which the date is November 1, 2006, relating to the financial statements, which appears in First Solar, Inc.’s Registration Statement on Amendment No. 8 to Form S-1, filed on November 15, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
November 16, 2006